UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 25, 2016

(Date of earliest event reported)

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18188	93-0589534
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

222 3rd Street, Suite 2241
Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, VBI Vaccines Inc. (the “Company”) entered into that certain Credit Agreement and Guaranty, dated as of July 25, 2014, as amended on September 30, 2014 and March 19, 2015 (as amended, the “Credit Agreement”), together with its wholly-owned subsidiaries, Variation Biotechnologies, Inc. (together with the Company, the “Guarantors”) and Variation Biotechnologies (US), Inc. (the “Borrower”), and Perceptive Credit Opportunities Fund, LP (as assignee of PCOF 1, LLC, the “Lender”).

As contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 26, 2016, the report of the Company’s independent registered public accounting firm, Peterson Sullivan LLP, contains a going-concern opinion, which qualifies as an Impermissible Qualification (as defined in the Credit Agreement) under the Credit Agreement.

On February 25, 2016, the Borrower and the Guarantors entered into a Waiver Agreement (the “Waiver Agreement”), pursuant to which the Lender agreed that so long as at the time of delivery of the Company’s 2015 audited financial statements to the Lender, no other event of default shall have occurred and be continuing or, with the passage of time, the giving of notice or both, would occur, the Lender will be deemed to have waived, for all purposes of Sections 9.1.4 and 11.1 of the Credit Agreement, the default that would otherwise occur as a result of the Impermissible Qualification.

The above description of the Waiver Agreement is qualified in its entirety by the complete text of the Waiver Agreement, which is attached to this Current Report on Form 8-K as exhibit 10.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Waiver Agreement dated as of February 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2016

VBI VACCINES INC.

By:	/s/ Jeff Baxter
Jeff Baxter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver Agreement dated as of February 25, 2016